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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     November 10, 1997


                               ACCESS BEYOND, INC.
               (Exact name of registrant as specified in charter)


         Delaware                       0-21697                 52-1987873
(State or Other Jurisdiction          (Commission)             (IRS Employer
    of Incorporation)                 File Number)           Identification No.)


1300 Quince Orchard Blvd., Gaithersburg, MD                        20878
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code      (301) 921-8600



                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

      On November 10, 1997 Access Beyond, Inc. (the "Company") executed a preferred stock investment agreement (the "Investment Agreement") with certain investors (the "Investors") providing for the sale of an aggregate of up to 45,000 shares of its 6% cumulative convertible preferred stock ("Preferred Stock"), at a purchase price of $1,000 per share, for an aggregate purchase price of up to $45.0 million. On November 11, 1997 10,000 such shares were issued for an aggregate purchase price of $10,000,000. The remaining up to 35,000 shares are to be issued following the consummation of the contemplated merger between the Company and Hayes Microcomputer Products, Inc., for an aggregate purchase price of up to $35.0 million. The Preferred Stock is convertible at the option of the holder into shares of the Company's common stock, par value $.01 per share ("Common Stock"), at a conversion price equal to the lesser of $8.00 or 85% of the average closing bid price of Common Stock for the five consecutive trading days prior to the date of a conversion notice, subject to adjustment under various circumstances. The Company has granted the Investors certain registration rights with respect to such Common Stock.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)  Exhibits

            4.1 Preferred Stock Investment Agreement dated as of November 10, 1997 between the Company and the Investors (Certificate of Designations and Form of Warrant are attached as exhibits).

            4.2 Registration Rights Agreement dated as of November 11, 1997 between the Company and the Investors.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Access Beyond, Inc.


Date: November 10, 1997                     By:  /s/ Ronald A. Howard
                                               _________________________________
                                                  Ronald A. Howard, President



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                                EXHIBIT INDEX
                                -------------

     Exhibit No.                        Description
     -----------                        -----------

       4.1 Preferred Stock Investment Agreement dated as of November 10, 1997 between the Company and the Investors (Certificate of Designations and Form of Warrant are attached as exhibits).

       4.2 Registration Rights Agreement dated as of November 11, 1997 between the Company and the Investors.